UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2009
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685	37-1434895
(Commission File Number)	(IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment of the 2009 Management Incentive Plan
     On February 10, 2009, the Compensation Committee of the Board of Directors of Compellent Technologies, Inc. approved the 2009 Management Incentive Plan, or the 2009 MIP, and 2009 target cash incentive compensation under the 2009 MIP for our named executive officers. The 2009 MIP sets forth the performance objectives against which our named executive officers and other members of management will be evaluated during 2009.
     On November 3, 2009, after reviewing our 2009 financial performance to date and in order to incentivize our named executive officers and management to continue to build stockholder value, the Compensation Committee amended the 2009 MIP to adjust (i) the profitability (non-GAAP net income) achievement methodology and (ii) the revenue target and thresholds at which our named executive officers will be eligible to receive a portion of their cash incentive payments under the 2009 MIP attributable to the revenue target, as discussed below.
     There was no change to the 2009 target cash incentive compensation or the relative weightings of each of the performance criteria: (1) revenue, (2) profitability (non-GAAP net income), and (3) individual objectives under the 2009 MIP. Please see our Current Report on Form 8-K, dated February 10, 2009, and filed with the Securities and Exchange Commission on February 17, 2009 for further information regarding the 2009 MIP.
Profitability (Non-GAAP Net Income)
     Under the original 2009 MIP our named executive officers needed to achieve 100% of the target profitability (non-GAAP net income) performance criteria in order to receive the target cash incentive compensation allocated to this criteria. The Compensation Committee determined not to change the actual target profitability (non-GAAP net income) performance criteria. Rather, the Compensation Committee determined that upon achievement of 54% of the target profitability (non-GAAP net income) performance criteria, the named executive officers would be eligible to receive 54% of the target cash incentive compensation allocated to this criteria. Upon achievement of each additional 1% of such criteria, the named executive officers are eligible to receive an additional 1% of the target cash incentive compensation allocated to this criteria up to 100%.
Revenue
     The Compensation Committee determined to adjust the revenue target and thresholds at which our named executive officers will be eligible to receive a portion of their cash incentive payments under the 2009 MIP attributable to the revenue target, as set forth below:

Portion of the Revenue Cash Payment	Portion of the Revenue Target
2.76% of the Revenue Cash Payment for each 1% of revenue recognized	81-86% of the Revenue Target
4.25% of the Revenue Cash Payment for each 1% of revenue recognized	86-92% of the Revenue Target
12.28% of the Revenue Cash Payment for each 1% of revenue recognized	92-96% of the Revenue Target
2.90% of the Revenue Cash Payment for each 1% of revenue recognized	96-100% of the Revenue Target
6.00% of the Revenue Cash Payment for each 1% of revenue recognized	Over 100% of the Revenue Target
The named executive officers will not eligible to receive a cash incentive payment under this performance criteria until at least 81% of the revenue target is achieved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.21	2009 Management Incentive Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: November 4, 2009	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.21	2009 Management Incentive Plan, as amended.